EXHIBIT 99.1

Donegal Group Inc. Declares Quarterly Dividend

MARIETTA, Pa., Dec. 16, 2010 (GLOBE NEWSWIRE) -- Donegal Group Inc. (Nasdaq:DGICA) (Nasdaq:DGICB) reported that its board of directors today declared a regular quarterly cash dividend of $.115 per share of Class A common stock and $.1025 per share of Class B common stock payable February 15, 2011 to stockholders of record as of the close of business on February 1, 2011.

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in four Mid-Atlantic states (Delaware, Maryland, New York and Pennsylvania), three New England states (Maine, New Hampshire and Vermont), seven Southeastern states (Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and seven Midwestern states (Iowa, Michigan, Nebraska, Ohio, Oklahoma, South Dakota and Wisconsin).

The insurance subsidiaries of Donegal Group Inc. conduct business together with Donegal Mutual Insurance Company as the Donegal Insurance Group. The Donegal Insurance Group has an A.M. Best rating of A (Excellent) and has been ranked among the top 50 performing property-casualty insurance companies nationwide in each of the past six years by Ward Group, a Cincinnati-based operational consulting firm specializing in the insurance industry.

CONTACT:  Donegal Group Inc.
          Jeffrey D. Miller, Senior Vice President &
           Chief Financial Officer
          (717) 426-1931
          Fax: (717) 426-7009
          jeffmiller@donegalgroup.com